SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Date of Report (date of earliest event reported)  January 20, 1997

                      BALCOR EQUITY PENSION INVESTORS-II
                       A REAL ESTATE LIMITED PARTNERSHIP
         ------------------------------------------------------------
                           Exact Name of Registrant


Illinois                                0-13348
-----------------------------------     -----------------------------------
State or other jurisdiction             Commission file number

2355 Waukegan Road
Suite A200
Bannockburn, Illinois                   36-3314331
-----------------------------------     -----------------------------------
Address of principal                    I.R.S. Employer
executive offices                       Identification
                                        Number

60015
-----------------------------------
Zip Code


              Registrant's telephone number, including area code:
                                (847) 267-1600
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS
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100 Ashford Center North Office Building

In 1985, the Partnership funded a $19,700,000 first mortgage loan collateralized by the 100 Ashford Center North Office Building (formerly known as the Paragon at Ashford-Dunwoody Office Building), Atlanta, Georgia. The Partnership obtained title to the property through a deed in lieu of foreclosure in 1987.

On January 20, 1997, the Partnership contracted to sell the property for a sale price of $17,746,000 to an unaffiliated party, Acquiport Ashford Center North, Inc., a Delaware corporation. The purchaser has deposited $178,000 into an escrow account as earnest money. The remaining portion of the sale price will be payable in cash at closing, which is scheduled to occur on February 17, 1997. The closing may be extended at the option of the purchaser to a date no later than February 28, 1997 upon written notice to the Partnership no later than February 14, 1997. From the proceeds of the sale, the Partnership will pay $354,920 as a brokerage commission to an affiliate of the third party providing property management services for the property. The Partnership will receive the remaining proceeds of approximately $17,391,000, less closing costs. Of such proceeds, $1,100,000 will be retained by the Partnership and will not be available for use or distribution by the Partnership for nine months after the closing. Neither the General Partner nor any affiliate will receive a brokerage commission in connection with the sale of the property.
The General Partner will be reimbursed by the Partnership for actual expenses incurred in connection with the sale.

An affiliate of the Partnership has simultaneously contracted to sell a property to an affiliate of the purchaser.

The closing is subject to the satisfaction of numerous terms and conditions. There can be no assurance that all of the terms and conditions will be complied with and, therefore, it is possible the sale of the property may not occur.


ITEM 5.  OTHER EVENTS
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Ammendale Technology Park - Phase I

As previously reported, on November 19, 1996, the Partnership contracted to sell Ammendale Technology Park - Phase I, Prince George's County, Maryland, to an unaffiliated party, Writ Limited Partnership, for a sale price of $8,078,000. The Partnership and the purchaser have agreed to reduce the sale price to $7,732,000. The closing of the sale has been extended from January 13, 1997 to February 19, 1997.

Pursuant to the agreement of sale, as amended, the Partnership is obligated to provide (i) an environmental report relating to the property which is acceptable to the purchaser on or before February 13, 1997 and (ii) a
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certificate of occupancy for the property by closing.  If the Partnership is unable to obtain either document prior to the required date, the Partnership and the purchaser each have the right to request an additional 30 days to satisfy such obligation and the closing of the sale will occur 10 business days after the satisfaction of the obligation. If the Partnership fails to provide the environmental report or if the purchaser exercises its option to terminate the agreement of sale, the Partnership will be obligated to reimburse the purchaser for up to $10,000 in third party costs.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
----------------------------------------------------------------------

     (A)  FINANCIAL STATEMENTS AND EXHIBITS:

            None

     (B)  PRO FORMA FINANCIAL INFORMATION:

            None

     (C)  EXHIBITS:

          (2) Agreement of Sale and attachment thereto relating to the sale of the 100 Ashford Center North Office Building, Atlanta, Georgia.

          (99) (a) First Amendment to Agreement of Sale relating to the sale of the Ammendale Technology Park - Phase I, Prince George's County, Maryland.

               (b) Second Amendment to Agreement of Sale relating to the sale of the Ammendale Technology Park - Phase I, Prince George's County, Maryland.

               (c) Third Amendment to Agreement of Sale relating to the sale of the Ammendale Technology Park - Phase I, Prince George's County, Maryland.

     No information is required under Items 1, 3, 4, 6 and 8 and these items have, therefore, been omitted.
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Signature
-------------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                    BALCOR EQUITY PENSION INVESTORS-II
                    A REAL ESTATE LIMITED PARTNERSHIP

                         By:  Balcor Equity Partners-II, an Illinois
                              general partnership, its general partner

                         By:  The Balcor Company, a Delaware corporation,
                              a partner

                         By:   /s/ Jerry M. Ogle
                              ------------------------------------
                                   Jerry M. Ogle, Managing
                                   Director and General Counsel

Dated:  February 4, 1997
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